Exhibit 99.1

PACIFIC ENERGY DEVELOPMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS FOR
THE YEAR ENDED DECEMBER 31, 2011
(RESTATED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Board of Directors
Pacific Energy Development Corporation
4125 Blackhawk Plaza Circle, Suite 201A
Danville, CA 94506

We have audited the accompanying consolidated balance sheet of Pacific Energy Development Corporation and its subsidiary (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from February 9, 2011 (Inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the period from February 9, 2011 (Inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred net losses from operations and has no revenue producing activities at December 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4.  The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

As discussed in Note 2, these financial statements have been restated to correct for certain errors related to the Company’s accounting for its deferred costs and equity method investment.

As discussed in Note 3, these financial statements have been restated to adjust the Company's accounting related to the issuance of a fully-vested non-forfeitable stock award. We were engaged to  audit the restatement adjustments in accordance with the standards of the Public Company Accounting Oversight Board. We audited the adjustments necessary to restate these financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

/s/ SingerLewak, LLP

San Francisco, California
March 27, 2012, except for Note 2 as to which the date is May 23, 2012 and except for Note 3 as to which the date is December 12, 2012

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

ASSETS
Current assets	(As Restated) December 31, 2011
Cash and cash equivalents	$176,471
Receivables from related entities	302,315
Prepaid expenses	26,533
Deferred costs	111,828

Total current assets	617,147

Oil and gas property and equipment, net	1,728,928
Equity method investment	588,453
Other investment	4,100

Total assets	$2,938,628

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$145,428
Accrued liabilities	1,904,647

Total current liabilities	2,050,075

Commitments and Contingencies (Note 7)

Stockholders’ equity
Series A convertible preferred stock, $0.001 par value
Authorized shares - 100,000,000
Issued and outstanding shares - 6,666,667	6,667
(liquidation preference of $5,000,000)
Common stock, $0.001 par value, Authorized shares - 200,000,000
Issued and outstanding shares - 15,502,261	15,503
Additional paid in capital	1,630,060

Accumulated deficit	(763,677)

Total stockholders’ equity	888,553

Total liabilities and stockholders’ equity	$2,938,628

The accompanying notes are an integral part of these consolidated financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
For the period from February 9, 2011
(Inception) through December 31, 2011

Operating expenses:	(As Restated)
Occupancy	$18,538
Travel and entertainment	75,092
Professional services	274,867
Personnel	312,348
Administration	36,947

Total operating expenses	717,792

Loss from operations	(717,792)

Other Expense
Interest expense	(12,912)
Equity in loss of equity method investment	(25,875)
Other expenses	(7,098)

Total other expenses	(45,885)

Net loss	$(763,677)

The accompanying notes are an integral part of these consolidated financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from February 9, 2011
(Inception) through December 31, 2011

	Series A Convertible				Additional	Service	(As Restated)
	Preferred Stock		Common Stock		Paid-In	Receivable	Accumulated
	Shares	Amount	Shares	Amount	Capital	Amount	Deficit	Total

Balances at February 9, 2011	-	$-	-	$-	$-	$-	$-	$-
Issuance of common stock for cash	-	-	10,420,000	10,420	-	-	-	10,420
Issuance of common stock for interest in Rare Earth JV	-	-	4,100,000	4,100	-	-	-	4,100
Issuance of Series A preferred stock for cash	4,266,667	4,267	-	-	738,421	-	-	742,688
Issuance of Series A preferred stock upon conversion of notes payable	2,400,000	2,400	-	-	897,600	-	-	900,000
Issuance costs for Series A preferred stock	-	-	-	-	(106,865)	-	-	(106,865)
Issuance of common stock for services	-	-	285,595	286	28,274	-	-	28,560
Issuance of common stock in exchange for services	-	-	696,666	697	68,970	-	-	69,677
Stock compensation	-	-	-	-	3,660	-	-	3,660
Net loss	-	-	-	-		-	(763,677)	(763,677)
Balances at December 31, 2011	6,666,667	$6,667	15,502,261	$15,503	$1,630,060	$-	$(763,677)	$888,553

The accompanying notes are an integral part of these consolidated financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from February 9, 2011
(Inception) through December 31, 2011

Cash flows from operating activities	(As Restated) Year Ended December 31, 2011
Net loss	$(763,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	662
Stock based compensation expense	73,327
Equity in loss of equity method investment	25,875
Changes in operating assets and liabilities:
Receivables from related entities	(302,315)
Prepaid expenses	(22,433)
Accounts payable	145,428
Accrued liabilities	32,775

Net cash used in operating activities	(810,358)

Cash flows from investing activities
Deferred costs	(111,828)
Acquisition of oil and gas interest	(2,899,542)
Acquisition of property and equipment	(5,356)

Net cash used in investing activities	(3,016,726)

Cash flows from financing activities
Proceeds from issuance of notes payable to related party	1,100,000
Repayment of notes payable to related party	(200,000)
Proceeds from issuance of common stock	10,420
Proceeds from issuance of Series A preferred stock (net of issuance costs of $106,865)	3,093,135

Net cash provided by financing activities	4,003,555

Net increase in cash and cash equivalents	176,471
Cash and cash equivalents, February 9, 2011	-
Cash and cash equivalents, December 31, 2011	$176,471

Supplemental Disclosures of Cash Flow Information
Interest paid	$12,912

Supplemental disclosure of noncash investing and financing activities:
Issuance of 4,100,000 shares of common stock in exchange for investment in Rare Earth JV	$4,100
Accrual of oil and gas interest purchase obligations	$1,871,872
Conversion of notes payable into 2,400,000 shares of Series A preferred stock	$1,800,000
Contribution of 62.5% of oil and gas interest to equity method investee	$3,071,640
Issuance of common stock as part of oil and gas interest purchase	$28,560

The accompanying notes are an integral part of these consolidated financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – DESCRIPTION OF BUSINESS

Pacific Energy Development Corporation and subsidiary (the “Company”) is a development stage company formed for the purpose of (i) engaging in the business of oil and gas exploration, development and production of primarily shale oil and gas and secondarily conventional oil and gas opportunities in the United States, and (ii) subsequently utilizing the Company’s strategic relationships for exploration, development and production in Pacific Rim countries, with a particular focus in China. In October 2011, the Company formed a new subsidiary called Condor Energy Technology LLC (“Condor”), a limited liability company organized under the laws of the State of Nevada.  The Company owns 20% of Condor and a corporate investor owns 80%. The Company also holds a 6% joint venture interest in Rare Earth Ovonic Metal Hydride JV Co. Ltd. Joint Venture, a Chinese rare earth metal manufacturing and production company (the “Rare Earth JV”) through its 100% owned subsidiary Pacific Energy & Rare Earth Inc. The Company was originally formed in February 2011 as a limited liability company, and converted to a C corporation in June 2011.

The Company plans to focus initially on developing shale oil and gas assets held by the Company in the United States, including its first oil and gas working interest known as “the Niobrara Asset” and, if and when acquired, “the Eagle Ford Asset”, each as described below.  Subsequently, the Company plans to seek additional shale oil and gas and traditional oil and gas asset acquisition opportunities in the United States and Pacific Rim countries utilizing its strategic relationships and technologies that may provide the Company a competitive advantage in accessing and exploring such assets. Some or all of these assets may be acquired by subsidiaries, including Condor, or others that may be formed at a future date.

NOTE 2 – INITIAL RESTATEMENT

These financial statements have been restated as a result of two errors discovered subsequent to their original issuance. These errors are as follows:

●	$87,668 of improperly deferred costs associated with the Eagle Ford Asset acquisition (as described in Note 14).

●	$19,200 of improper intercompany profit eliminations related to intercompany transactions between Condor and the Company.

The impact on the previously reported balance sheet as of December 31, 2011 is as follows:

	As Reported	As Restated

Deferred costs	$199,496	$111,828
Total current assets	$704,815	$617,147
Equity method investment	$607,653	$588,453
Total assets	$3,045,496	$2,938,628
Accumulated deficit	$587,142	$694,010
Total stockholders’ equity	$995,121	$888,553

The impact on the previously reported loss from operations and net loss for the period from February 9, 2011 (Inception) through December 31, 2011 is as follows:

	As Reported	As Restated

Equity in loss of equity method investment	$(6,675)	$(25,875)
Loss from operations	$(560,457)	$(648,125)
Net loss	$(587,142)	$(694,010)

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 3 – SECOND RESTATEMENT

These financial statements subsequent to the initial restatement discussed in Note 2, have been restated again to adjust the company’s accounting for the fully vested non-forfeitable stock award issued to investor relations consultants as disclosed in Note 10. The Company originally recorded the $69,667 value of the award as a stock service receivable in the balance sheet as performance was not required until the Company had completed a reverse merger transaction, at which time the 18 month service period would commence. Because the award is fully vested and non-forfeitable and the Company has no ability to compel specific performance, the Company reconsidered its accounting for this transaction and concluded that the appropriate  treatment should have been to expense the value of the award in full. These financial statements are being restated to reflect this change.

The impact on the previously reported balance sheet (after adjustment for the initial restatement discussed in Note 2) as of December 31, 2011 is as follows:

	As Reported	As Restated

Stock service receivable	$(69,667)	$0
Accumulated deficit	$(694,010)	$(763,677)
Total stockholders' equity	$888,553	$888,553

The impact on the previously reported loss from operations and net loss for the period from February 9, 2011 (Inception) through December 31, 2011(after adjustment for the initial restatement discussed in Note 2) is as follows:

	As Reported	As Restated
Professional services	$205,200	$274,867
Loss from operation	$(648,125)	$(717,792)
Net loss	$(694,010)	$(763,677)

NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred net losses from operations of $763,677 from the date of inception (February 9, 2011) through December 31, 2011 and as of December 31, 2011, has no revenue producing activities. Additionally the Company is dependent on obtaining additional debt and or equity financing to roll-out and scale its planned principal business operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to these matters consist principally of seeking additional debt and/or equity financing combined with expected cash flows from planned oil & gas asset acquisitions.  There can be no assurance that the Company’s efforts will be successful.  The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the Company and its wholly-owned subsidiary, Pacific Energy and Rare Earth, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

The Company’s most significant estimates relate to the valuation of its investment in the Rare Earth JV and its valuation of its common stock, options and warrants.  With respect to the Rare Earth JV, given that there is no established market for this interest combined with the highly speculative nature of this investment, management used their best good faith judgment and estimated a nominal value of $4,100 for this asset at the time of its exchange for shares of the Company’s common stock. Management considered the following in arriving at their judgment of value: the joint venture’s historical operating results, the lack of marketability, restrictions on transfer, and its minority interest position.  The Company intends to sell this asset and the actual results of a subsequent sale could be materially different from management’s estimated value.

Cash and Cash Equivalents
The Company classifies all highly liquid investments purchased with an original maturity of three months or less at the date of purchase as cash equivalents. As of December 31, 2011, cash equivalents consisted of money market funds.

Deferred Property Acquisition Costs
The Company defers the costs, such as title and legal fees, related to oil and gas property acquisitions. At the time the acquisition is completed, these costs are reclassified and included as part of the purchase price of the property acquired. To the extent a property acquisition is not consummated these costs are expensed.

Property and Equipment, Net
Property and equipment includes assets such as furniture and equipment, leasehold improvements, and computer equipment. The Company accounts for property and equipment at cost less accumulated depreciation and amortization. Depreciation expense is recorded on a straight-line basis over the estimated useful lives of the assets (generally three years for computer equipment, and five years for furniture and fixtures. Expenditures for repairs and maintenance are charged to expense as incurred.  Upon disposition, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the statement of operations.

Long-lived Assets
The Company reviews long-live assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower or carrying amount or the fair value less costs to sell. No such impairments have been identified to date.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk include cash deposits placed with financial institutions. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (FDIC). At December 31, 2011, none of the Company’s cash balances were uninsured. The Company has not experienced any losses in such accounts.

Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and tax credit carry-forwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence, including past operating results, estimates of future taxable income and the feasibility of tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that is more likely than not to be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company adopted authoritative guidance regarding uncertain tax positions. This guidance requires that realization of an uncertain income tax position must be more likely than not (i.e. greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements. The guidance further prescribes the benefit to be realized assuming a review by taxing authorities having all relevant information and applying current conventions. The interpretation also clarifies the financial statement classification of tax related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Stock Based Compensation
ASC 718, Compensation-Stock Compensation (“ASC 718”), establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair-value of these awards over the requisite employee service period. Under ASC 718, share-based compensation cost related to stock options is determined at the grant date using an option-pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
The Company follows Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurement (“ASC 820”), which clarifies fair value as an exit price, establishes a hierarchal disclosure framework for measuring fair value, and requires extended disclosures about fair value measurements. The provisions of ASC 820 apply to all financial assets and liabilities measured at fair value.

As defined in ASC 820, fair value, clarified as an exit price, represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value is a market-based approach that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

As a basis for considering these assumptions, ASC 820 defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 –	Quoted prices in active markets for identical assets or liabilities.

Level 2 –
Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 –	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

At December 31, 2011 the Company had no financial instruments for which disclosure of fair value was required.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRSs (“ASU 2011-04”), to converge the guidance in generally accepted accounting principles in the United States of America (“US GAAP”) and International Financial Reporting Standards (“IFRS”). The amended guidance changes several aspects of the fair value measurement guidance in ASC 820. In addition, the amended guidance includes several new fair value disclosure requirements, including, among other things, information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of Level 3 measurements’ sensitivity to changes in unobservable inputs. For nonpublic entities, the amended guidance must be applied prospectively for annual periods beginning after December 15, 2011.

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income” (ASU 2011-05) which amends ASC Topic 220, Comprehensive Income. The updated guidance in ASC Topic 220 gives an entity the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The updated guidance in ASC Topic 220 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Implementation of these recent accounting pronouncements is not expected to have a significant impact on the Company’s financial statements.

NOTE 6 – OIL AND GAS PROPERTY AND EQUIPMENT, NET

The Company had not commenced drilling operations as of December 31, 2011. Property and equipment as of December 31, 2011 consisted of the following:

Oil and gas interests	$1,724,234
Computers and software	5,356
Accumulated depreciation	(662)

Property and equipment, net	$1,728,928

Depreciation expense for the period from February 9, 2011 (Inception) through December 31, 2011 was $662, and is included in operating expenses in the accompanying statement of operations.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 6 – PROPERTY AND EQUIPMENT, NET (Continued)

Oil and gas interests -- The Company acquired oil and gas interests in Colorado in a geologic formation known as the Niobrara formation (“the Niobrara Asset”) on October 31, 2011 for a total cost of $4,914,624.  62.50% of the value of the Niobrara interest acquired by the Company was assigned into Condor (see Note 7), of which the Company owns 20%. The following details the purchase price components:

●	$2,827,387 cash paid at closing.

●	1,333,334 shares of Series A Preferred, with a guaranteed minimum value of $1 million to be issued on November 10, 2012.*

●	$699,372 cash carry of the Sellers share of future drilling costs.*

●	285,595 shares of Common Stock of the Company valued at $28,560 issued to a due diligence provider, South Texas Reservoir Alliance, LLC (“STXRA”)

●	230,000 shares of Series A Preferred Stock to be issued in February of 2012 at a share price of $0.75, or $172,500 to STXRA.*

●	Other acquisition transaction costs in the amount of $186,806.

*These obligations totaling $1,871,872 have been recorded as part of accrued liabilities in the balance sheet.

NOTE 7 – EQUITY METHOD INVESTMENT

In October 2011, the Company formed a new subsidiary called Condor Energy Technology LLC (“Condor”), a limited liability company organized under the laws of the State of Nevada.  The Company owns 20% of Condor and a subsidiary of MIE Holdings Corporation (“MIE Holdings”) owns 80%. The Company acquired oil and gas interests in the Niobrara formation (the “Niobrara Asset”) on October 31, 2011.  62.50% of the value of the Niobrara interest acquired by the Company has been assigned into Condor at a value of $3,071,640.  In connection with this transaction, the Company recorded $614,328 as its investment in Condor and the difference of $2,457,312 was recorded as a reduction of the Series A preferred stock proceeds received from MIE Holdings. Because the Series A preferred stock funding, formation of Condor and purchase of the Niobrara asset transactions were completed in contemplation of each other, the Company concluded that this accounting best represented the economic substance.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 7 – INVESTMENTS IN OTHER ENTITIES (Continued)

The Company accounts for its 20% ownership in Condor using the equity method. The Company evaluated its relationship with Condor to determine if Condor was a variable interest entity, (“VIE”) as defined in ASC 810-10, and whether the Company was the primary beneficiary of Condor, in which case consolidation with the Company would be required. The Company determined that Condor qualified as a VIE, however the Company concluded that the MIE Holdings was the primary beneficiary as a result of its voting and Board control combined with its funding commitments to Condor. The Company’s entire investment in Condor is at risk of loss. The Company’s total investment in Condor at December 31, 2011 was $588,453, after recording its share of Condor’s 2011 losses of $25,875.

Condor’s financial information, derived from its unaudited financial statements, is as follows:

As of December 31, 2011

Current assets	$154,826
Noncurrent assets	$3,275,390
Total Assets	$3,430,216
Current liabilities	$487,979
Total Liabilities	$487,949

For the Period from October 31, 2011 (inception) through December 31, 2011

Gross Revenue	$-
Net Loss	$(129,374)

During the period from inception through December, 31, 2011, the Company advanced Condor $299,750 for organizational, administrative, managerial and other costs. Subsequent to December 31, 2011 all of the advances were repaid in full. These advances are included in the balance sheet at December 31, 2011 as part of receivables from related entities.

NOTE 8 – NOTES PAYABLE TO RELATED PARTY

In February 2011, the Company received a $200,000 loan from its president and chief executive officer.  Interest accrued at an annual rate of 3%, and principal and interest were due on October 31, 2011.  The loan plus accrued interest of $4,258 was repaid in full on October 31, 2011.  Upon receipt of these proceeds, the president and chief executive officer used the proceeds to purchase through Global Venture Investments, LLC, an entity owned and controlled by him, 266,667 shares of the Company’s Series A Preferred Stock at a price of $0.75 per share.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – NOTES PAYABLE TO RELATED PARTY (Continued)

In July 2011, the Company received a $900,000 loan from Global Venture Investments, LLC.  Interest accrued at an annual rate of 3%, and principal and interest were due on November 30, 2011.  The note was convertible into equity securities of the Company in the event of the closing of a qualified financing (defined as receipt of at least $2,000,000 in gross proceeds), and the note converted into the securities being sold in the qualified financing at a 50% discount.  The qualified financing occurred in October 2011 and the principal amount of this note was converted into 2,400,000 shares of Series A Preferred Stock pursuant to the loan’s original conversion terms.  The accrued interest of $8,655 was paid in cash.

The note agreement also provided for the issuance of a warrant to the holder in the event that the note was automatically converted into a qualified financing. The warrant would have a three year term and an exercise price equal to the price paid by the investors in the qualified financing. In connection with the closing of the Company’s Series A Preferred Stock financing in October 2011, which was a qualified financing, the Company issued this warrant for 480,000 shares of Series A Preferred Stock at an exercise price of $0.75 per share.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a non-cancelable lease agreement ending in June 2012 for certain office space.  As of December 31, 2011, the remaining obligation under this lease was $12,227.

NOTE 10 – STOCKHOLDERS’ EQUITY

Common Stock
At December 31, 2011, the Company was authorized to issue 200,000,000 shares of its common stock with a par value of $0.001, of which 10,420,000 shares had been issued to its founders in exchange for cash in the amount of $10,420 in February 2011.  The shares issued are fully vested.  An additional 4,100,000 shares were issued in February 2011 to a company that is wholly owned by the Company’s president and chief executive officer in exchange for that company’s 6% interest in the Rare Earth JV.  These shares were valued at $4,100.  As of December 31, 2011, the Company had issued a total of 14,520,000 shares of common stock to its founders for total value received of $14,520.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 10 – STOCKHOLDERS’ EQUITY (Continued)

Common Stock (continued)
In October 2011, the Company’s board of directors granted 700,000 shares of its restricted common stock to a non-employee executive vice president.  The shares were originally subject to forfeiture by the Company in the event the officer was no longer an employee, officer, director or consultant to the Company, which risk of forfeiture would lapse with respect to 75% of the shares if the Company (i) received $6 million in financing (excluding funds raised from certain investors) and (ii) “goes public” through the effectiveness of the registration of a class of the Company’s securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or through the Company’s merger with a public company.  The remaining 25% of the shares would have been released from the risk of forfeiture on that date six months from the latter date of these two events.  In addition, if the Company did not raise $6 million (excluding funds raised from certain investors), then 50% of the shares would have been released from the risk of forfeiture if the Company (i) received $3 million in financing (excluding funds raised from certain investors) and (ii) “goes public” through the effectiveness of the registration of a class of the Company’s securities under the Exchange Act or through the Company’s merger with a public company.  Furthermore, 25% of the shares would have been released from the risk of forfeiture six months from the latter date of these two events, and the remaining 25% would have been released from the risk of forfeiture six months later.   Contemporaneous with this grant, the executive vice president received an option exercisable for 300,000 shares of the Company’s common stock that may be exercised at $0.08 per share, with vesting occurring at various intervals based upon achievement of certain objectives, and expiring in October 2021 if not exercised earlier. As of December 31, 2011, none of the vesting milestones had been reached so none of the shares were vested and as a result they are not being shown as outstanding shares in the financial statements. In February 2012 the Company’s board of directors and the executive vice president agreed to a revised time-based vesting schedule with respect to these shares and options in connection with this executive vice president becoming a full-time employee of the Company (see Note 14 – Subsequent Events).

In conjunction with the Niobrara Asset acquisition, a grant of 285,595 fully vested shares of the Company’s common stock was paid to the company that arranged the purchase and provided various technical and due diligence assistance services to the Company. These shares were valued at $0.10 per share.

In October 2011, the Company signed a non-binding letter of intent to merge with a publicly traded oil and gas exploration and production company.  Related to this merger, the Company issued fully vested stock awards for a total of 696,666 common shares to certain investor relations consultants, but performance is not required until after the merger is complete. These shares were valued at $0.10 per share and the total value of the award of $69,667 has been expensed and included in professional services in the statement of operations.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 10 – STOCKHOLDERS’ EQUITY (Continued)

Preferred Stock
At December 31, 2011, the Company was authorized to issue 100,000,000 shares of its preferred stock with a par value of $0.001.  6,666,667 shares of its Series A Preferred Stock were issued and outstanding at December 31, 2011.

In October 2011, the Company sold 4,000,000 shares of its Series A Preferred Stock to a corporate investor for $3,000,000.

When the Company acquired the Niobrara Asset on October 31, 2011, additional consideration due to the sellers on November 10, 2012 is 1,333,334 shares of the Company’s Series A Preferred Stock. The Company has guaranteed to the sellers that the market value of these shares will be no less than $1 million on such date, calculated as the 30 day average closing sales price quoted for the Company’s publicly-traded securities (if, and as applicable).  Under certain conditions, the sellers may elect to receive their proportionate share of the $1 million in cash rather than shares, including in the event the Company’s shares are not publicly-traded.  As collateral for this obligation, from October 31, 2011 until the Company satisfies this obligation to the sellers, the sellers hold a lien on all of the Company’s interests in the Niobrara Asset, together with tangible and intangible assets attributable thereto.

In October 2011, the Company repaid the $200,000 note payable to its president and chief executive plus accrued interest of $4,258.  Upon receipt of these proceeds, the president and chief executive officer used the proceeds to purchase through an entity owned and controlled by him, 266,667 shares of the Company’s Series A Preferred Stock at a price of $0.75 per share.

In October 2011, the Company converted the $900,000 note payable to Global Venture Investments, LLC into 2,400,000 shares of the Company’s Series A Preferred Stock.  Pursuant to the terms of the note, the note’s principal converted into Series A Preferred Stock at a price per share of $0.375, which was equal to 50% of the $0.75 price per share of the Series A Preferred Stock, as required pursuant to the note.  As required pursuant to the terms of the note, the Company also issued a warrant to purchase 480,000 shares of Series A Preferred Stock to the noteholder as described in Note 8.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 10 – STOCKHOLDERS’ EQUITY (Continued)

Preferred Stock (continued)
The rights, preferences, and conversion privileges of the Series A Preferred Stock are as follows:

Liquidation Preferences
In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, an amount per share equal to the amount paid for their shares and all declared but unpaid dividends on such shares of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts due to them, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

Dividend Rights
Dividends, if and when declared by the board of directors, accrue at an annualized rate of 6% and are not cumulative.

Conversion Rights
Holders of Series A Preferred Stock may voluntarily convert their shares into the identical number of shares of the Company’s common stock.  Automatic conversion will be effective at the time one of the following events occurs:

●
The date on which the shares of Series A Preferred Stock issued on the original issuance date to holders who are not affiliates of the Company may be re-sold by such holders without registration in reliance on Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act is available for such resale.

●	The holders of a majority of the then outstanding shares of Series A Preferred Stock elect to convert all of their shares of Series A Preferred Stock into shares of common stock.

The conversion price is subject to adjustment in the event of stock splits, stock dividends, reclassifications, reorganization and other equity restructuring type transactions.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 10 – STOCKHOLDERS’ EQUITY (Continued)

Warrants
In October 2011, the Company signed a non-binding letter of intent to merge with a publicly traded oil and gas exploration and production company.  The Company issued a warrant to purchase 100,000 shares of its common stock at an exercise price of $0.08 per share to an adviser in this possible transaction.  The warrant expires in October 2021, but is revocable by the Company if the transaction does not close by June 1, 2012.

In October 2011, the Company issued a warrant to purchase 480,000 shares of Series A Preferred Stock to an entity owned and controlled by the Company’s president and chief executive officer in connection with the conversion of outstanding principal under a promissory note into Series A Preferred Stock of the Company as described in Note 8.  The warrant has a three year term and has an exercise price of $0.75 per share.

NOTE 11 – STOCK-BASED COMPENSATION

Stock-based compensation expense for all share-based payment awards granted in 2011 is based on the grant-date calculated fair value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award. As of December 31, 2011, the Company had not adopted a stock option plan.

For the year ended December 31, 2011, the Company recorded stock-based compensation expense of $3,660.  At December 31, 2011 there was approximately $12,210 of unamortized stock based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 1.75 years.

In October 2011, the Company granted to three of its consultants and employees, non-qualified and incentive stock options exercisable for a total of 110,000 shares of its common stock at an exercise price of $0.08 per share. 50% of the shares subject to the options vest six months from the date of grant, 20% vest one year from the date of grant, 20% vest eighteen months from the date of grant, and the final 10% vest two years from the date of grant, all contingent upon the recipient’s continued service with the Company. The options have a ten year term.

In October 2011, the Company also granted options, exercisable for 120,000 shares of the Company’s common stock at an exercise price of $0.08 per share with a ten year term, as partial consideration for STXRA’s agreement to provide consulting services to the Company and serve as the operator of the Niobrara Asset. 50% of the shares subject to the option vest six months from the date of grant, 25% vest one year from the date of grant, and the balance of 25% vests eighteen months from the date of grant, all contingent upon the operator’s continued service with the Company.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 11 – STOCK-BASED COMPENSATION (Continued)

In October 2011, the Company granted a non-qualified performance-based option to its consulting executive vice president for 300,000 shares at $0.08 per share with a term of 10 years. At December 31, 2011 none of the performance milestones had been met and, as a result, no expense was recorded in 2011 for this award. As discussed in Note 14 - Subsequent Events, this awards was modified in February 2012 to a time-based vesting schedule in connection with this consultant becoming a full-time employee of the Company.

Stock option activity for the year ended December 31, 2011 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Options granted	530,000	0.08
Options exercised	-	-
Options cancelled/forfeited/expired	-	-
Outstanding at December 31, 2011	530,000	0.08	9.75
Vested and exercisable at December 31, 2011	-

The weighted average grant date calculated fair value of options granted during the year ended December 31, 2011 was $0.069.

No cash was received for option exercises and purchases of shares of Company common stock as stock-based compensation for the year ended December 31, 2011.

The calculated fair value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the year ended December 31, 2011.

Expected dividend yield (1)	0%
Risk-free interest rate (2)	0.41%
Expected volatility (3)	173%
Expected life (in years) (4)	3.0

(1)	The Company has no current plans to pay dividends.

(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

(3)	The Company estimated the volatility based on comparable public companies.

(4)	The expected life represents the period of time that options granted are expected to be outstanding.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 12 – INCOME TAXES

Due to the Company’s net loss, there was no provision for income taxes for the period from February 9, 2011 (Inception) through December 31, 2011.

The difference between the income tax expense of zero shown in the statement of operations and pre-tax book net loss times the federal statutory rate of 34% is principally due to the change in the valuation allowance.

Deferred income taxes assets for the period from February 9, 2011 (Inception) through December 31, 2011 are as follows:

Deferred tax assets
Net operating loss carryovers	$272,936
Less valuation allowance	(272,936)

Total deferred tax assets	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred assets will not be realized.  The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, management has applied a full valuation allowance against its net deferred tax assets at December 31, 2011. The net change in the total valuation allowance for the period from February 9, 2011 (Inception) through December 31, 2011 was an increase of $272,936.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of December 31, 2011, the Company did not have any significant uncertain tax positions or unrecognized tax benefits. The Company did not have associated accrued interest or penalties, nor was any interest expense or penalties recognized during the period from February 9, 2011 (Inception) through December 31, 2011.

As of December 31, 2011 the Company has net operating loss carryforwards of approximately $659,302 for federal and state tax purposes, respectively. If not utilized, these losses will begin to expire beginning in 2031 for both federal and state purposes.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 12 – INCOME TAXES (Continued)

Utilization of NOL and tax credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code (the “Code”), as amended, as well as similar state provisions. In general, an "ownership change" as defined by the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups.

NOTE 13 – RELATED PARTY TRANSACTIONS

As discussed in Note 8, the Company repaid a loan from the president and chief executive officer and a company wholly owned by its president and chief executive officer.

Effective upon the closing of the Company’s acquisition of the Niobrara Asset in October 2011, the Company transferred and assigned to Condor, a Nevada limited liability company owned 20% by the Company and 80% by an affiliate of MIE Holdings, 62.5% of the Niobrara Asset interest acquired by the Company, the net result of which is that each of the Company and MIE Holdings have a 50% net working interest in the Niobrara Asset originally acquired by the Company. Furthermore, Condor was designated as “Operator” of the Niobrara Asset. Condor’s Board of Managers is comprised of the Company’s President and Chief Executive Officer, Mr. Frank Ingriselli, and two designees of MIE Holdings. In addition, MIE Holdings has agreed to carry the Company at both the Condor and the Company levels for all of the Company’s proportional fees and expenses due in connection with the drilling and completion of the initial well on the Niobrara Asset, which carry shall be in the form of loans made by MIE Holdings to Condor and repayable by Condor from production from the Niobrara Asset.
In October 2011, the Company also sold 4,000,000 shares of its Series A Preferred Stock to MIE Holdings for $3,000,000.

NOTE 14 – SUBSEQUENT EVENTS

The Company evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through March 27, 2012, which is the date the financial statements were available to be issued.

On January 9, 2012, the Company sold 835,002 shares of its Series A Preferred Stock for a total of $626,251 in cash proceeds.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 14 – SUBSEQUENT EVENTS (Continued)

On January 25, 2012, the Company sold 863,868 shares of its Series A Preferred Stock for a total of $647,901 in cash proceeds.

On February 9, 2012, the Company issued 230,000 shares of Series A Preferred Stock at a value of $172,500 to STXRA.  See Note 4 above.

On February 23, 2012, the Company sold 206,667 shares of its Series A Preferred Stock for a total of $155,001 in cash proceeds.

In February 2012, the Company adopted an equity incentive plan that provides for the issuance of incentive and nonqualified stock options, restricted stock, restricted units and performance grants to employees, directors and consultants of the Company or any parent or subsidiary of the Company. The Company reserved 3,000,000 shares of common stock for issuance under the plan.

In February 2012, the Company granted to five of its consultants and employees a total of 1,655,000 shares of its restricted common stock.  The shares are subject to forfeiture in the event the recipient is no longer an employee, officer, director or consultant to the Company, which risk of forfeiture lapses with respect to 50% of the shares on the date that is six months from the date of grant, 20% on the date that is twelve months from the date of grant, 20% on the date that is eighteen months from the date of grant, and the final 10% on the date that is twenty-four months from the date of grant, all contingent upon the recipient’s continued service with the Company. These awards were authorized and issued under the Company’s equity incentive plan adopted in February 2012.

In February 2012, the Company granted to five of its consultants and employees options exercisable for a total of 265,000 shares of its common stock at an exercise price of $0.10 per share and a ten-year term. 50% of the shares subject to the options vest six months from the date of grant, 20% vest one year from the date of grant, 20% vest eighteen months from the date of grant, and the final 10% vest two years from the date of grant, all contingent upon the recipient’s continued service with the Company. These awards were authorized and issued under the Company’s equity incentive plan adopted in February 2012.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 14 – SUBSEQUENT EVENTS (Continued)

In February of 2012, the vesting terms were revised for two restricted stock and option grants issued in October 2011 to an executive vice president of the Company as described in Note 8.  In October 2011, the Company’s board of directors originally granted the officer 700,000 shares of its restricted common stock, subject to a Company right of forfeiture in the event certain milestones were not achieved. The revised terms provide that the Company’s right of forfeiture shall lapse with respect to 50% of the shares on June 1, 2012, 25% on December 1, 2012, and the final 25% on June 1, 2013, all contingent upon the recipient’s continued service with the Company, with 100% of the shares being released from the Company’s right of forfeiture in the event the Company terminates his relationship with the Company without cause (as defined in the grant agreement). The vesting terms of the option exercisable for 300,000 shares of the Company’s common stock at an exercise price of $0.08 per share were also revised in February 2012, with 50% of the shares subject to the option vesting on March 1, 2012, 25% on June 1, 2012, and the balance of 25% on January 1, 2013, all contingent upon the recipient’s continued service with the Company.

On January 13, 2012, the Company signed a reverse merger agreement with Blast Energy Services, Inc. (“BLAST”), an oil and gas development and production company that is publicly traded on the over-the-counter exchange in the U.S. under the symbol BESV. At closing, BLAST is expected to acquire the Company as a wholly-owned subsidiary and to issue shares of BLAST common stock and BLAST preferred stock, as applicable, to the stockholders of the Company upon the terms and conditions set forth in the merger agreement. BLAST Acquisition Corp. is a wholly-owned subsidiary corporation of BLAST that is expected to be merged with and into the Company, whereupon the Company will be the surviving corporation of the merger and will become a wholly-owned subsidiary of BLAST. In connection with the merger, Blast will be required to convert all of its existing preferred stock into common stock and consummate a reverse stock split resulting in no more than 2,400,000 shares of its common stock remaining issued and outstanding on a fully-diluted basis prior to the merger’s effective date, subject to downward adjustment in the event Blast does not reimburse the Company for certain of Blast’s transaction-related fees and expenses currently being funded by the Company (see below for advances made to date). As a result of the merger, the Company stockholders will receive one (1) share of Blast’s common stock or Series A preferred stock for each share of the Company’s common stock or Series A Preferred Stock, respectively, and the stockholders of the Company are anticipated to receive up to approximately 95% of the issued and outstanding capital stock of BLAST. The merger is expected to close as soon as possible, but no later than June 1, 2012, subject to the satisfaction of a number of conditions precedent and milestones, including the conversion of various outstanding debts of BLAST into equity of BLAST, and the approval of the merger by the BLAST and the Company boards of directors and stockholders, respectively. As of March 13, 2012, advances made to BLAST by the Company amount to $228,016 and as of December 31, 2011 the Company had advanced Blast $112,138, which is shown in the balance sheet as part of deferred costs.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 14 – SUBSEQUENT EVENTS (Continued)

The Company signed amendatory letters on each of February 9, 2012 and February 29, 2012 that amended a Stock Purchase Agreement entered into by and among the Company, Excellong, Inc., and various other sellers, dated December 16, 2011 (the Stock Purchase Agreement, as amended, the “SPA”).  Pursuant to the SPA, the Company plans to acquire Excellong E&P-2, Inc., a Texas corporation whose sole asset is an approximately 8 percent working interest in certain oil and gas leases covering approximately 1,650 net acres in the Leighton Field located in McMullen County, Texas, which is currently producing oil and natural gas from the Eagle Ford shale formation (the “Eagle Ford Asset”). This area is currently producing oil and natural gas from two wells, but the remainder of the land is under development. The total purchase price was negotiated to be approximately $3.75 million, consisting of $1.5 million in cash to be paid at closing, an additional $1.0 million due 60 days following closing, and $1.25 million worth of the Company’s Series A preferred stock, issued at the same terms as the Company’s initial Series A financing closing, and with a guaranteed value of $1.25 million on the date that is twelve months from the date of closing. The amendment signed on February 29, 2012 provides that the acquisition of the Eagle Ford Assets is to be closed by March 29, 2012.

On March 15, 2012, the Company sold 301,334 shares of its Series A Preferred Stock for a total of $226,000 in cash proceeds.